Exhibit 10.1

EMPLOYMENT AGREEMENT AMENDMENT 1

This AMENDMENT 1 is entered into as of December 13, 2019, between Myomo, Inc. (“Myomo” or the “Company”), a Delaware corporation with offices at One Broadway, 14th Floor, Cambridge, MA 02142, and Paul R. Gudonis, an individual (“Executive”) residing at 56 Masconomo St., Manchester, MA 01944.

WITNESSETH:

WHEREAS, the Executive and the Company are parties to that certain Employment Agreement executed on December 26, 2016 and effective on January 1, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Term of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of the mutual covenants and conditions hereinafter expressed, the parties hereto agree as follows:

The following verbiage in Section 1 entitled Term of the Agreement, shall be deleted:

“The term of the Agreement will be for three (3) years, commencing on January 1, 2017 and ending on December 31, 2019, subject to earlier termination pursuant to the terms and conditions discussed in paragraph 4 below, or extension upon the written agreement of the parties hereto (the “Term”).”

And replaced with the following language:

“The term of the Agreement will be for three (3) years, commencing on January 1, 2017 and ending on December 31, 2019, which shall be immediately followed by a one (1) year term commencing on January 1, 2020 and ending on December 31, 2020, subject to earlier termination pursuant to the terms and conditions discussed in paragraph 4 below, or extension upon the written agreement of the parties hereto (the “Term”).”

All other terms and conditions shall remain in force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date written below.

MYOMO, INC.

By:	/s/ Paul R. Gudonis	12/13/19
	Paul R. Gudonis, CEO	Date

By:	/s/ Thomas F. Kirk	12/13/19
	Thomas F. Kirk, Lead Director	Date